UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-K

ANNUAL REPORT

SPECIAL FINANCIAL REPORT PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

For the fiscal year ended December 31, 2021

Here Collection LLC

(Exact name of issuer as specified in its charter)

Commission File Number: 024-11750

Delaware	87-1896999
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1111 Brickell Ave, 10th Floor, Miami, FL (Address of principal executive offices)	33131 (Zip Code)

407-553-2453
Issuer’s telephone number, including area code

Series #1 Interests
(Title of each class of securities issued pursuant to Regulation A)

Explanatory Note

The audited financial statements included in this Special Financial Report on Form 1-K were previously included as part of its post-qualification offering statement filed with the Securities and Exchange Commission on April 21, 2022.

HERE COLLECTION LLC

FINANCIAL STATEMENTS

AS OF

DECEMBER 31, 2021

Together with

Independent Auditor’s Report

Here Collection LLC

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Here 001 LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Here 001 LLC (the “Company”) as of December 31, 2021, the related statement of operations, stockholders’ equity (deficit), and cash flows for the period June 15, 2021 (Inception) through December 31, 2021 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the period June 15, 2021 (Inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company’s auditor since 2021

Lakewood, CO

April 21, 2022

HERE COLLECTION LLC

BALANCE SHEET

December 31, 2021
Assets
Current assets:
Cash	$-
Total current assets	-

Total assets	$-

Liabilities and Member’s Deficit
Current liabilities:
Related party advances	$230
Total current liabilities	230

Commitments and contingencies (Note 3)

Member’s deficit	(230)
Total member’s deficit	(230)
Total liabilities and member’s deficit	$-

See accompanying notes to financial statements.

HERE COLLECTION LLC

STATEMENT OF OPERATIONS

For the Period from Inception (June 15, 2021) to December 31, 2021

Revenues	$-

Operating Expenses:
General and administrative	230
Total operating expenses	230

Net loss	$(230)

See accompanying notes to financial statements.

HERE COLLECTION LLC

STATEMENT OF MEMBER’S DEFICIT

Total Member’s Deficit
Balance at June 15, 2021 (Inception)	$-
Net loss	(230)
December 31, 2021	$(230)

See accompanying notes to financial statements.

HERE COLLECTION LLC

STATEMENT OF CASH FLOWS

For the Period from Inception (June 15, 2021) to December 31, 2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(230)
Net cash used in operating activities	(230)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash used in investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related party advances	230
Net cash provided by financing activities	230

Change in cash	-
Cash, beginning of period	-
Cash, end of period	$-

Supplemental disclosures of cash flow information:
Cash paid for interest	$-
Cash paid for income taxes	$-

See accompanying notes to financial statements.

HERE COLLECTION LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Arrive Collection LLC was formed on June 15, 2021 (“Inception”) in the State of Delaware. On July 6, 2021, an amendment to the Certificate of Formation was filed to change the name of the entity to Here 001 LLC. On January 11, 2022, another amendment was file to change the name of the entity to Here Collection LLC. The financial statements of Here Collection LLC (which may be referred to as the “Company”, “we,” “us,” or “our”) are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company’s headquarters are located in Miami, Florida.

Here Collection LLC is an investment vehicle which intends to enable investors to own fractional ownership of a specific vacation rental property. This lowers the cost-of-entry and minimizes the time commitment for real estate investing. An investment in the Company entitles the investor to the potential economic and tax benefits normally associated with direct property ownership, while requiring no investor involvement in asset or property management.

Going Concern and Management’s Plans

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company is newly formed and has not generated revenue from operations. The Company will require additional capital until revenue from operations are sufficient to cover operational costs. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

During the next 12 months, the Company intends to fund operations through member advances and debt and/or equity financing. There are no assurances that management will be able to raise capital on terms acceptable to the Company.  If it is unable to obtain sufficient amounts of additional capital, it may be required to reduce the scope of its planned development and operations, which could harm its business, financial condition and operating results. The accompanying financial statements do not include any adjustments that might result from these uncertainties.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“US GAAP”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, and the reported amount of revenues and expenses during the reporting period. Actual results could materially differ from these estimates. It is reasonably possible that changes in estimates will occur in the near term.

HERE COLLECTION LLC

NOTES TO FINANCIAL STATEMENTS

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:

Level 1	- Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2	- Include other inputs that are directly or indirectly observable in the marketplace.

Level 3	- Unobservable inputs which are supported by little or no market activity.

Fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2021. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to their short-term nature.

Risks and Uncertainties

The Company has a limited operating history and has not generated revenue from intended operations.  The Company’s business and operations are sensitive to general business and economic conditions in the U.S. and worldwide along with local, state, and federal governmental policy decisions. A host of factors beyond the Company’s control could cause fluctuations in these conditions, including but not limited to: recession, downturn or otherwise; government policies surrounding tenant rights; local ordinances where properties reside as a result of the coronavirus pandemic; travel restrictions; changes in the real estate market; and interest-rate fluctuations. Adverse developments in these general business and economic conditions could have a material adverse effect on the Company’s financial condition and the results of its operations.

On January 20, 2020, the World Health Organization declared the coronavirus outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The coronavirus and actions taken to mitigate it have had and are expected to continue to have an adverse impact on the economic and financial markets of many countries, including the geographical area in which the Company operates. Measures taken by various governments to contain the virus have affected economic activity. Due to the Company’s recent formation, the impact on our business and results has not been significant. We will continue to follow the various government policies and advice, and, in parallel, we will do our utmost to continue our operations in the best and safest way possible without jeopardizing the health or our stakeholders.

Long-term decreased demand in the travel and rental housing industry would adversely affect our business model. Demand for rental and vacation housing is tied to the broader economy and factors outside the Company’s control. Should factors such as COVID-19 pandemic result in continued loss of general economic activity, we would experience a slower growth rate in demand for our products and services.

Cash and Cash Equivalents

For purpose of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

HERE COLLECTION LLC

NOTES TO FINANCIAL STATEMENTS

Revenue Recognition

The Company will recognize revenue in accordance with Accounting Standards Codification (“ASC”) 606 Revenue from Contracts with Customers. The Company will determine revenue recognition through the following steps:

•	Identification of a contract with a customer;

•	Identification of the performance obligations in the contract;

•	Determination of the transaction price;

•	Allocation of the transaction price to the performance obligations in the contract; and

•	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. No revenue has been generated to date.

Income Taxes

The Company is taxed as a Limited Liability Company (LLC). Under these provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the shareholders are liable for individual federal and state income taxes on their respective shares of the Company’s taxable income. The Company will pay state income taxes at reduced rates.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America which it believes to be credit worthy.  Balances are insured by the Federal Deposit Insurance Corporation up to $250,000.  At times, the Company may maintain balances in excess of the federally insured limits.

Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Company is currently evaluating the impact on its financial statements.

The Financial Accounting Standards Board (“FASB”) issues Accounting Standard Updates (“ASU”) to amend the authoritative literature in ASC. There have been a number of ASUs to date that amend the original text of ASC. The Company believes those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to the Company or (iv) are not expected to have a significant impact on the Company.

NOTE 3 – COMMITMENTS AND CONTINGENCIES

The Company is not currently involved with and does not know of any pending or threatening litigation against the Company.

NOTE 4 – RELATED PARTY TRANSACTIONS

During the period ended December 31, 2021, the Company’s member advanced $230 to pay for initial formation costs. These advances are non-interest bearing and are due on demand.

HERE COLLECTION LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 5 – MEMBER’S DEFICIT

The Company accounts for membership units as a percentage. As of December 31, 2021, the Company only has one member, its Managing Member. Allocation of income, losses, and voting is based on the percentages held by holder.

The Managing Member of the Company may, at any time and from time to time cause the Company to establish in writing (each, a “Series Designation”) one or more series as such term is used under Section 18-215 of the Delaware Act (each a “Series”). The Series Designation shall relate solely to the Series established thereby and shall not be construed: (i) to affect the terms and conditions of any other Series, or (ii) to designate, fix or determine the rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of Shares associated with any other Series, or the Members associated therewith. The terms and conditions for each Series shall be as set forth in the operating agreement and the Series Designation, as applicable, for the Series.

On August 1, 2021, the Company established Series #1 for the purpose of acquiring the property at 1989 Loraine Rd., Largo, FL 33774 from Here Acquisitions, a related party. Concurrently, the Company has entered into a Property Management Agreement with Here PM, another related party, to manage the property under Series #1. Under the agreement, the Company will pay Here PM a monthly fee equal to 10% of the gross receipts for the rental of the property. As of December 31, 2021, the property had not been acquired from Here Acquisitions as the purchase is contingent upon the closing of an initial offering of the Company’s membership interests. See Note 6.

NOTE 6 – PROPERTY ACQUISITION

As discussed in Note 5, the Company intends to acquire the property at 1989 Loraine Rd., Largo, FL 3374 from Here Acquisitions, a related party, upon the closing of an initial offering of the Company’s membership interests, which is expected to occur in the first half of 2022. The acquisition is considered probable and material.

The following unaudited proforma combined financial information presents the unaudited pro forma combined balance sheet and statements of operations based upon the combined results of operations of the Company and the property for the period from Inception to December 31, 2021, as if the acquisition had occurred as of the beginning of the first period presented. The pro forma information does not necessarily reflect the results of operations that would have occurred had the entities been a single company during this period.

The unaudited pro forma combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro form adjustments reflecting the transaction have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification Topic 805, Business Combinations and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the preliminary estimate of fair values, .

HERE COLLECTION LLC

NOTES TO FINANCIAL STATEMENTS

HERE COLLECTION LLC

UNAUDITED COMBINED PRO FORMA BALANCE SHEET

DECEMBER 31, 2021

	Here Collection, LLC	1989 Loraine Rd.	Eliminations		Pro Forma Combined
Assets
Current assets:
Cash	$-	$715			$715
Total current assets	-	715			715
Property, net	-	301,490			301,490
Total assets	$-	$302,205			$302,205
Liabilities and Member’s Deficit
Current liabilities:
Due to related parties	-	330,970	(328,665)		2,305
Related party advances	230				$230
Total current liabilities	230	330,970			2,535
Member’s equity	$(230)	$(28,765)	$328,665	(a)	299,670
Total member’s equity	(230)	(28,765)			299,670
Total liabilities and member’s equity	$-	$302,205			$302,205

(a)	To record the purchase of the property and elimination of the associated related party debt.

HERE COLLECTION LLC

NOTES TO FINANCIAL STATEMENTS

HERE COLLECTION LLC

UNAUDITED COMBINED PRO FORMA STATEMENT OF OPERATIONS

FOR THE PERIOD FROM INCEPTION (JUNE 15 TO DECEMBER 31, 2021)

	Here Collection, LLC	1989 Loraine Rd.	Eliminations	Pro Forma Combined

Revenues	-	15,110		$15,110

Operating Expenses:
General and administrative	230	2,330		2,560
Property expenses	-	41,545		41,545
Total operating expenses	230	43,875		44,105

Net loss	$(230)	$(28,765)		$(28,995)

HERE COLLECTION LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 7 – SUBSEQUENT EVENTS

On March 11, 2022, the company established Here Collection LLC – Series #2, a Series of Here Collection LLC. The Series seeks to invest in the Series #2 Asset in accordance with the terms and conditions of the Amended and Restated Operating Agreement, dated January 28, 2022, of Here Collection LLC. The Series Assets of Series #2 shall compromise a residential property located at 335 Maple Ridge Dr, Big Bear, CA 92314, which will be acquired by Series #2 upon the close of the Initial Offering and any assets and liabilities associated with such asset and such other assets and liabilities acquired by Series #2. The maximum number of Series #2 Interests the Company can issue is 449,444. Concurrently, the company has entered into a Property Management Agreement with Here PM, another related party, to manage the property under Series #2. Under the agreement, the company will pay Here PM a monthly fee equal to 25% of the gross receipts for the rental of the property. Financial information for this entity is not currently available.

On March 28, 2022, Here Collection LLC – Series #1 closed its offering and issued 389,340 in interests, 3,894 of which were acquired by Here Investments LLC. See Note 5 & Note 6.

On March 30, 2022, the company established Here Collection LLC – Series #3, a Series of Here Collection LLC. The Series seeks to invest in the Series #3 Asset in accordance with the terms and conditions of the Amended and Restated Operating Agreement, dated January 28, 2022, of Here Collection LLC. The Series Assets of Series #3 shall compromise a residential property located at 1182 Ski Mountain Rd., Gatlinburg, TN 37738, which will be acquired by Series #3 upon the close of the Initial Offering and any assets and liabilities associated with such asset and such other assets and liabilities acquired by Series #3. The maximum number of Series #3 Interests the Company can issue is 393,939. Concurrently, the company has entered into a Property Management Agreement with Here PM, another related party, to manage the property under Series #3. Under the agreement, the company will pay Here PM a monthly fee equal to 25% of the gross receipts for the rental of the property. Financial information for this entity is not currently available.

On April 4, 2022, the property located 1989 Loraine Rd., Largo, FL 33774, see Note 5 & Note 6, was sold to Here Collection – Series #1 for $328,665, which represents repayment by the property of amounts due to Here Investments Inc, a related party, and Series #1 paid $34,417 to Here Investments LLC as a sourcing fee.

On April 6, 2022, the company established Here Collection LLC – Series #4, a Series of Here Collection LLC. The Series seeks to invest in the Series #4 Asset in accordance with the terms and conditions of the Amended and Restated Operating Agreement, dated January 28, 2022, of Here Collection LLC. The Series Assets of Series #4 shall compromise a residential property located at 4726 Avenida La Flora Desierta, Joshua Tree, CA 92252, which will be acquired by Series #4 upon the close of the Initial Offering and any assets and liabilities associated with such asset and such other assets and liabilities acquired by Series #4. The maximum number of Series #4 Interests the Company can issue is 568,723. Concurrently, the company has entered into a Property Management Agreement with Here PM, another related party, to manage the property under Series #4. Under the agreement, the company will pay Here PM a monthly fee equal to 30% of the gross receipts for the rental of the property. Financial information for this entity is not currently available.

On April 15, 2022, the company established Here Collection LLC – Series #5, a Series of Here Collection LLC. The Series seeks to invest in the Series #5 Asset in accordance with the terms and conditions of the Amended and Restated Operating Agreement, dated January 28, 2022, of Here Collection LLC. The Series Assets of Series #5 shall compromise a residential property located at 12610 Erin Lea Ln, Panama City Beach, FL 32407, which will be acquired by Series #5 upon the close of the Initial Offering and any assets and liabilities associated with such asset and such other assets and liabilities acquired by Series #5. The maximum number of Series #5 Interests the Company can issue is 545,833. Concurrently, the company has entered into a Property Management Agreement with Here PM, another related party, to manage the property under Series #5. Under the agreement, the company will pay Here PM a monthly fee equal to 25% of the gross receipts for the rental of the property. Financial information for this entity is not currently available.

The Company has evaluated subsequent events that occurred after December 31, 2021 through April 21, 2022, the date the financial statements were available to be issued. There have been no other events or transactions during this time which require adjustment or disclosure in these financial statements.

1989 LORAINE ROAD

FINANCIAL STATEMENTS

AS OF

DECEMBER 31, 2021

Together with

Independent Auditor’s Report

1989 LORAINE ROAD

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of 1989 Loraine Road

Opinion on the Financial Statements

We have audited the accompanying balance sheet of 1989 Loraine Road (the “Company”) as of December 31, 2021, the related statement of operations, stockholders’ equity (deficit), and cash flows for the period July 9, 2021 (Inception) through December 31, 2021 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the period July 9, 2021 (Inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company’s auditor since 2022

Lakewood, CO

April 14, 2022

1989 LORAINE ROAD

BALANCE SHEET

December 31, 2021
Assets:
Current assets
Cash and cash equivalents	$715
Total current assets	715

Property, net	301,490
Total assets	$302,205

Liabilities and Member’s Deficit:
Current liabilities
Due to related parties	330,970
Total current liabilities	330,970

Commitments and contingencies (Note 4)	-

Member’s deficit	(28,765)
Total member’s deficit	(28,765)
Total liabilities and member’s deficit	$302,205

See accompanying notes to financial statements.

1989 LORAINE ROAD

STATEMENT OF OPERATIONS

For the Period from Inception (July 9, 2021) to December 31, 2021
Revenues:
Rental income	$15,110
Total net revenues	15,110

Operating expenses:
General and administrative	2,330
Property expenses	41,545
Total operating expenses	43,875

Net loss	$(28,765)

See accompanying notes to financial statements.

1989 LORAINE ROAD

STATEMENT OF MEMBER’S DEFICIT

Total
Member’s
Deficit
Balance, July 9, 2021	$-
Net loss	(28,765)
Balance, December 31, 2021	$(28,765)

See accompanying notes to financial statements.

1989 LORAINE ROAD

STATEMENT OF CASH FLOWS

For the Period from Inception (July 9, 2021) to December 31, 2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(28,765)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	4,638
Net cash used in operating activities	(24,127)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related party advances	24,842
Net cash provided by financing activities	24,842

Increase in cash and cash equivalents	715
Cash and cash equivalents, beginning of period	-
Cash and cash equivalents, end of period	$715

Supplemental disclosures of cash flow information:
Cash paid for interest	$-
Cash paid for income taxes	$-

Non cash investing and financing activities:
Purchase of property and improvements by a related party	$306,128

See accompanying notes to financial statements.

1989 LORAINE ROAD

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

1989 Loraine Road is a property that was acquired by Here Investments Inc. on July 9, 2021 (“Inception”). Prior to its acquisition, the property was owner-occupied with no significant business operations. The financial statements of 1989 Loraine Road (which may be referred to as the “Company”, the “Property”, “we,” “us,” or “our”) are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Property is located in Largo, Florida.

The Property was acquired by Here Investments Inc. with the intention that it will be a “Series Asset”. As a Series Asset, the Property will be opened to investors to invest in and own a fractional ownership of the Property which will generate revenue as a vacation rental. This lowers the cost-of-entry and minimizes the time commitment for real estate investing. An investment in the Property entitles the investor to the potential economic and tax benefits normally associated with direct property ownership, while requiring no investor involvement in asset or property management.

Going Concern and Management’s Plans

The accompanying financial statements have been prepared assuming the Property will continue as a going concern. The Property has been newly acquired and has generated limited revenue from operations. The Property will require additional capital until revenue from operations are sufficient to cover operational costs. These matters raise substantial doubt about the Property’s ability to continue as a going concern.

During the next 12 months, the Property intends to fund operations through member and related party advances and debt and/or equity financing. There are no assurances that management will be able to raise capital on terms acceptable to the Property.  If it is unable to obtain sufficient amounts of additional capital, it may be required to reduce the scope of its planned development and operations, which could harm its business, financial condition and operating results. The accompanying financial statements do not include any adjustments that might result from these uncertainties.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Property conform to accounting principles generally accepted in the United States of America (“US GAAP”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, and the reported amount of revenues and expenses during the reporting period. Actual results could materially differ from these estimates. It is reasonably possible that changes in estimates will occur in the near term.

1989 LORAINE ROAD

NOTES TO FINANCIAL STATEMENTS

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Property. Unobservable inputs are inputs that reflect the Property’s assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:

Level 1 -	Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 -	Include other inputs that are directly or indirectly observable in the marketplace.

Level 3 -	Unobservable inputs which are supported by little or no market activity.

Fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2021. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to their short-term nature.

Risks and Uncertainties

The Property has a limited operating history and has not generated revenue from intended operations.  The Property’s business and operations are sensitive to general business and economic conditions in the U.S. and worldwide along with local, state, and federal governmental policy decisions. A host of factors beyond the Property’s control could cause fluctuations in these conditions, including but not limited to: recession, downturn or otherwise; government policies surrounding tenant rights; local ordinances where properties reside as a result of the coronavirus pandemic; travel restrictions; changes in the real estate market; and interest-rate fluctuations. Adverse developments in these general business and economic conditions could have a material adverse effect on the Property’s financial condition and the results of its operations.

On January 20, 2020, the World Health Organization declared the coronavirus outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The coronavirus and actions taken to mitigate it have had and are expected to continue to have an adverse impact on the economic and financial markets of many countries, including the geographical area in which the Property operates. Measures taken by various governments to contain the virus have affected economic activity. Due to the Property’s recent acquisition, the impact on our business and results has not been significant. We will continue to follow the various government policies and advice, and, in parallel, we will do our utmost to continue our operations in the best and safest way possible without jeopardizing the health or our stakeholders.

Long-term decreased demand in the travel and rental housing industry would adversely affect our business model. Demand for rental and vacation housing is tied to the broader economy and factors outside the Property’s control. Should factors such as COVID-19 pandemic result in continued loss of general economic activity, we would experience a slower growth rate in demand for our products and services.

Cash and Cash Equivalents

For purpose of the statement of cash flows, the Property considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

1989 LORAINE ROAD

NOTES TO FINANCIAL STATEMENTS

Property

Property is recorded at cost, less accumulated depreciation. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When property is sold, retired, or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes, which is 27.5 years for the current property. Depreciation expense for the period from Inception to December 31, 2021 was $4,638. Accumulated depreciation as of December 31, 2021 was $4,638.

Revenue Recognition

The Property recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606 Revenue from Contracts with Customers. The Property determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Property expects to be entitled to in exchange for those goods or services. For rental income, this generally occurs monthly as the rents become due.

Income Taxes

The Property is taxed as a Limited Liability Company (LLC). Under these provisions, the Property does not pay federal corporate income taxes on its taxable income. Instead, the shareholders are liable for individual federal and state income taxes on their respective shares of the Property’s taxable income. The Property will pay state income taxes at reduced rates.

Concentration of Credit Risk

The Property maintains its cash with a major financial institution located in the United States of America which it believes to be credit worthy.  Balances are insured by the Federal Deposit Insurance Corporation up to $250,000.  At times, the Property may maintain balances in excess of the federally insured limits.

Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The property is currently evaluating the impact on its financial statements.

The Financial Accounting Standards Board (“FASB”) issues Accounting Standard Updates (“ASU”) to amend the authoritative literature in ASC. There have been a number of ASUs to date that amend the original text of ASC. The Property believes those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to the property or (iv) are not expected to have a significant impact on the property.

1989 LORAINE ROAD

NOTES TO FINANCIAL STATEMENTS

NOTE 3 – RELATED PARTY TRANSACTIONS

During the period ended December 31, 2021, a related party paid $299,780 for the purchase of the Property and $6,348 for building improvements on behalf of the Company. In addition, the related party advanced an additional $24,842 to the Company to fund operations. These amounts due to the related party are non-interest bearing and are due on demand.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

The Property is not currently involved with and does not know of any pending or threatening litigation against the Property.

NOTE 5 – MEMBER’S DEFICIT

The Company accounts for membership units as a percentage. As of December 31, 2021, the Company only has one member, its Managing Member. Allocation of income, losses, and voting is based on the percentages held by holder.

NOTE 6 – SUBSEQUENT EVENTS

On April 4, 2022, the property located at 1989 Loraine Rd., Largo, FL 33774, was sold to Here Collection – Series #1 for $328,665, which represents repayment by the property amounts due to Here Investments Inc, a related party.

The Property has evaluated subsequent events that occurred after December 31, 2021 through April 14, 2022, the date the financial statements were available to be issued. There have been no other events or transactions during this time which require adjustment or disclosure in these financial statements.

Item 8.	Exhibits

INDEX TO EXHIBITS

The documents listed in the Exhibit Index of this report are incorporated by reference or are filed with this report, in each case as indicated below.

1.1	Dalmore Agreement **
2.1	Certificate of Formation of Here Collection LLC, as amended **
2.2	Second Amended and Restated Limited Liability Company Agreement of Here Collection LLC **
2.3	Series #1 Second Amended and Restated Series Designation **
2.4	Series #2 Amended and Restated Series Designation **
2.5	Series #3 Series Designation **
2.6	Series #4 Series Designation **
2.7	Series #6 Series Designation
2.8	Series #7 Series Designation
2.9	Series #8 Series Designation
4.1	Form of Subscription Agreement **
6.1	Real Estate Purchase Agreement dated November 29, 2021, between Here Collection LLC (formerly Here 001 LLC) and Here Acquisitions LLC (formerly Arrive 1 LLC) **
6.2	Amended and Restated Property Management Agreement between Here PM LLC and Series #1 **
6.3	California Residential Purchase Agreement and Addendum thereto, each dated February 27, 2022, among the sellers named therein and HCO 1 LLC **
6.4	Non-Binding Financing Offer from Certain Lending, Inc to HCO 1 LLC **
6.5	Amended and Restated Property Management Agreement between Here PM LLC and Series #2 **
6.6	Purchase and Sale Agreement and Addendum thereto, dated March 10, 2022, among the sellers named therein and HCO 1 LLC **
6.7	Property Management Agreement between Here PM LLC and Series #3 **
6.8	California Residential Purchase Agreement, dated April 4, 2022, among the sellers named therein and HCO 1 LLC **
6.9	Property Management Agreement between Here PM LLC and Series #4 **
6.10	Residential Contract for Sale and Purchase, dated April 8, 2022, among the sellers named therein and HCO 1 LLC **
6.11	Texas Residential Purchase Agreement, dated July 12, 2022, among the sellers named therein and HCO 1 LLC
6.12	Property Management Agreement between Here PM LLC and Series #6
6.13	New Mexico Residential Purchase Agreement and Addendum thereto, dated July 13, 2022, among the sellers named therein and HCO 1 LLC
6.14	Property Management Agreement between Here PM LLC and Series #7
6.15	Purchase and Sale Agreement, dated July 19, 2022, among the sellers named therein and HCO 1 LLC
6.16	Property Management Agreement between Here PM LLC and Series #6
8.1	Escrow Agreement **
11	Auditor’s Consent **

**	Previously filed

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this Special Financial Report to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Florida on August 9, 2022.

Here Collection LLC

a Delaware limited liability company

By	HERE Investments Inc., a Delaware corporation Its: Managing Member

	By:	/s/ Corey Ashton Walters
	Name:	Corey Ashton Walters
	Title:	Chief Executive Officer

Pursuant to the requirements of Regulation A, this report has been signed by the following persons on behalf of the issuer and in the capacities and on the dates indicated.

Here Collection LLC

a Delaware limited liability company

By	HERE Investments Inc., a Delaware corporation Its: Managing Member

	By:	/s/ Corey Ashton Walters
	Name:	Corey Ashton Walters
	Title:	Chief Executive Officer, Principal Executive Officer, Chief Financial Officer and Principal Accounting Officer of Here Investments Inc.,

Date: August 9, 2022